Exhibit 99.1

PRESS RELEASE

For more information contact:	October 19, 2005
Glenda Allred
(334) 240-5064 or

Sarah Moore
(334) 240-5032

COLONIAL BANCGROUP ANNOUNCES

RECORD EARNINGS PER SHARE OF $0.39, EIGHTH

CONSECUTIVE QUARTER OF MARGIN EXPANSION

THIRD QUARTER 2005 COMPARED WITH THIRD QUARTER 2004:

•	Record EPS of $0.39, up 15%

•	Net interest income increased 25% on expanded net interest margin – Eighth consecutive quarter of increased margin

•	Noninterest income, excluding nonrecurring items, increased 34%

•	Strong organic average deposit growth of 17%

•	Solid organic period end loan growth of 9.7%

•	Continued outstanding credit quality - Nonperforming Assets Ratio of 0.24%; Net Charge-Offs of 0.10%, annualized

MONTGOMERY, AL — The Colonial BancGroup, Inc. Chairman, CEO and President, Robert E. Lowder, announced today that the Company had record earnings for the quarter ended September 30, 2005 of $0.39 per diluted share, a 15% increase over the $0.34 recorded for the third quarter of 2004. Net income for the quarter was a record $61.3 million, a 34% increase over the $45.7 million recorded in the third quarter of 2004. For the nine months ended September 30, 2005, earnings per diluted share were $1.15 compared to $0.98, a 17% increase over the corresponding period of the prior year. The Company earned net income of $171 million in the first nine months of 2005 compared to $128 million for the same period of the prior year, a 34% increase.

“I am pleased to report record earnings in the third quarter. Our strong results demonstrate that our strategies of locating in high growth markets and sticking to our conservative lending philosophy are paying off for our shareholders,” said Mr. Lowder.

Colonial’s net interest income for the quarter and the nine months ended September 30, 2005 increased 25% over the corresponding periods in the prior year. Net interest margin increased to 3.83%, a 19 basis point increase over the third quarter of 2004 and a five basis point increase over the second quarter of 2005, representing the eighth consecutive quarter of net interest margin expansion.

The bank’s average deposits, excluding brokered deposits, grew internally by $581 million, or 18% annualized, from the second quarter of 2005, and by $1.9 billion, or 17%, from the third quarter of 2004. Total deposits at period end increased by $3.9 billion, or 34% ($1.8 billion, or 16%, excluding acquisitions, sale of branches and brokered deposits) from September 30, 2004. “Colonial’s retail franchise accelerated its deposit generating momentum in the third quarter. I am particularly pleased with our Florida franchise which grew average deposits by 23%, annualized, over the second quarter. This excludes any impact from acquisitions,” said Mr. Lowder.

Total loans, excluding mortgage warehouse loans, grew $333 million, or 9.6% annualized, from June 30, 2005 to September 30, 2005 and grew organically $1.1 billion, or 9.7%, from September 30, 2004 to September 30, 2005. Mortgage warehouse loans decreased $186 million from June 30, 2005 to September 30, 2005 as a result of sales of loans to a third party commercial paper conduit. Colonial’s nonperforming assets ratio was 0.24% compared to 0.20% at June 30, 2005 and 0.33% at September 30, 2004. Annualized net charge-offs were 0.10% of average loans for the third quarter of 2005. The allowance for loan losses was 1.14% of total loans and represented 468% of nonperforming assets at September 30, 2005.

“Credit quality continues to be a hallmark of Colonial with another quarter of excellent credit quality metrics. We believe it is important to never loosen underwriting standards, even during good times, but especially with the current uncertainties in the economy,” said Mr. Lowder.

Colonial’s noninterest income for the third quarter of 2005, excluding securities gains and losses, grew 34% over the same period in 2004. “Our relationship building and income diversification efforts are reflected in the increase in noninterest income. We are very pleased to have marked improvement in revenues from financial planning services, and mortgage origination activities and an increase in mortgage warehouse fees,” said Mr. Lowder.

Noninterest expense, excluding net losses related to the early extinguishment of debt and merger related expenses, was $131.5 million in the current quarter which was a $7.4 million increase over the second quarter of 2005. The third quarter reflected the first full quarter of expenses from the First Federal Savings Bank of Lake County (FFLC) acquisition, additional expenses for advertising, new hires in retail mortgage banking and financial planning services, incentive compensation, commissions paid for increased revenues and other operating expenses.

Colonial BancGroup, with over $21 billion in assets, operates 310 branches in Florida, Alabama, Georgia, Nevada and Texas. The Company’s common stock is traded on the New York Stock Exchange under the symbol CNB. In most newspapers the stock is listed as ColBgp.

Colonial management will host a conference call on October 19, 2005 at 3:00 PM/ET to discuss the earnings results for the third quarter. Individuals are encouraged to listen to the live webcast of the presentation as well as view a slide presentation by visiting Colonial’s web site at www.colonialbank.com. The webcast will be hosted under “Conference Calls and Presentations” located under the “Investor Relations” section of the website. To participate in the Q&A session of the conference call dial (888) 208-1812 (Leader: Glenda Allred). A replay of the conference call will be available beginning at 6:00 PM/ET on October 19, 2005 and ending at midnight on October 26, 2005 by dialing (719) 457-0820 (Passcode: 3025141).

This release and the above referenced Current Report on Form 8-K of which this release forms a part contain “forward-looking statements” within the meaning of the federal securities laws. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: (i) an inability of the Company to realize elements of its strategic plans for 2005 and beyond; (ii) increases in competitive pressure in the banking industry; (iii) general economic conditions, either internationally, nationally or regionally, that are less favorable than expected; (iv) expected cost savings from recent and future acquisitions are not fully realized; (v) changes in the interest rate environment which may reduce margins; (vi) management’s assumptions regarding allowance for loan losses may not be borne by subsequent events; (vii) changes which may occur in the regulatory environment and (viii) other factors more fully discussed in our periodic reports filed with the Securities and Exchange Commission. When used in this Report, the words “believes,” “estimates,” “plans,” “expects,” “should,” “may,” “might,” “outlook,” “anticipates” and similar expressions as they relate to BancGroup (including its subsidiaries) or its management are intended to identify forward-looking statements. Forward-looking statements speak only as to the date they are made. BancGroup does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (Unaudited)

Statement of Condition Summary (Dollars in millions)	Sept 30, 2005	June 30, 2005	Sept 30, 2004	% Change Sept 30, ‘04 to ‘05
Total assets	$21,115	$20,984	$18,191	16%
Total loans, net:
Mortgage warehouse loans	527	713	1,051	-50%
All other loans	14,197	13,864	11,511	23%
Securities available for sale and investment securities	2,970	3,081	3,527	-16%
Non-time deposits	8,949	8,887	7,339	22%
Total deposits	15,266	14,147	11,380	34%
Shareholders’ equity	1,902	1,920	1,374	38%

	Nine Months Ended		% Change Sept 30, ‘04 to ‘05	Three Months Ended		% Change Sept 30, ‘04 to ‘05
Earnings Summary (In thousands, except per share amounts)	Sept 30, 2005	Sept 30, 2004		Sept 30, 2005	Sept 30, 2004
Net Income:
Net interest income	$532,080	$426,577	25%	$188,015	$149,835	25%
Provision for loan losses	20,946	21,606	-3%	6,007	7,153	-16%
Noninterest income excluding security (losses)gains and gain on sale of branches	123,278	96,590	28%	43,884	32,693	34%
Security (losses)gains, net	(4,642)	7,417	-163%	—	367	-100%
Gain on sale of branches	9,608	—	—	—	—	—
Noninterest expense excluding net losses related to extinguishment of debt and merger related expenses	368,739	306,738	20%	131,463	105,879	24%
Merger related expenses	3,822	1,934	98%	613	662	-7%
Net losses related to the early extinguishment of debt	9,550	6,183	54%	1,673	—	—
Net Income	$171,240	$128,121	34%	$61,275	$45,673	34%

EARNINGS PER SHARE:
Net Income
Basic	$1.16	$0.98	18%	$0.40	$0.34	18%
Diluted	$1.15	$0.98	17%	$0.39	$0.34	15%
Average shares outstanding	147,450	130,267		153,721	133,568
Average diluted shares outstanding	149,171	131,405		155,510	134,730

KEY RATIOS:
Net interest margin	3.78%	3.61%	5%	3.83%	3.64%	5%
Book value per share	$12.34	$10.28	20%	$12.34	$10.28	20%
Dividends paid per share	$0.4575	$0.4350	5%	$0.1525	$0.1450	5%

	Sept 30, 2005	June 30, 2005	Sept 30, 2004
Asset Quality
Allowance as a percent of net loans	1.14%	1.14%	1.17%
Total non-performing assets ratio	0.24%	0.20%	0.33%
Allowance as a percent of nonperforming assets	468%	563%	353%
Net charge-offs ratio:
Quarter to date (annualized)	0.10%	0.15%	0.23%
Year to date (annualized)	0.15%	0.18%	0.22%

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

						Nine Months Ended
Earnings Summary (Dollars in thousands, except per share amounts)	3rd Qtr. 2005	2nd Qtr. 2005	1st Qtr. 2005	4th Qtr. 2004	3rd Qtr. 2004	Sept 30, 2005	Sept 30, 2004
Net interest income	$188,015	$177,423	$166,642	$157,939	$149,835	$532,080	$426,577
Provision for loan loss	6,007	9,010	5,929	5,388	7,153	20,946	21,606

Noninterest income:
Service charges on deposit accounts	15,325	14,827	13,632	14,220	15,033	43,784	44,247
Financial planning services	3,600	3,129	3,892	3,233	3,030	10,621	10,137
Electronic banking	3,890	3,927	3,499	3,455	3,157	11,316	9,149
Mortgage banking	4,456	2,940	2,021	1,908	2,162	9,417	6,525
Mortgage warehouse fees	4,523	3,919	783	330	289	9,225	914
Securities gains(losses), net	—	(3,487)	(1,155)	127	367	(4,642)	7,417
Gain on sale of branches	—	9,608	—	—	—	9,608	—
Bank-owned life insurance	3,621	3,456	3,404	3,419	2,335	10,481	6,842
Other income (2)	8,469	11,442	8,523	7,328	6,687	28,434	18,776

Total noninterest income	43,884	49,761	34,599	34,020	33,060	128,244	104,007

Noninterest expense:
Salaries and employee benefits	70,204	64,905	60,988	57,603	55,509	196,097	160,492
Occupancy expense of bank premises, net	15,775	15,033	13,815	14,742	13,304	44,623	37,633
Furniture and equipment expense	11,456	10,723	9,714	9,700	9,858	31,893	28,600
Professional services	5,487	5,254	4,435	6,436	4,296	15,176	12,920
Amortization of intangibles	2,970	3,186	2,305	1,926	1,925	8,461	4,438
Advertising	3,591	2,694	2,228	1,982	2,019	8,513	6,495
Merger related expenses	613	2,071	1,138	65	662	3,822	1,934
Net losses related to the early extinguishment of debt	1,673	5,587	2,290	1,253	—	9,550	6,183
Other expense	21,980	22,294	19,702	21,308	18,968	63,976	56,160

Total noninterest expense	133,749	131,747	116,615	115,015	106,541	382,111	314,855
Income before tax	92,143	86,427	78,697	71,556	69,201	257,267	194,123
Income tax	30,868	28,953	26,206	24,329	23,528	86,027	66,002

Net Income	$61,275	$57,474	$52,491	$47,227	$45,673	$171,240	$128,121

Earnings per share - Diluted
Net Income	$0.39	$0.38	$0.37	$0.35	$0.34	$1.15	$0.98

Selected ratios
Return on average assets*	1.14%	1.12%	1.09%	1.01%	1.02%	1.12%	1.00%
Return on average equity*	12.76%	12.93%	14.02%	13.60%	13.74%	13.18%	13.64%
Efficiency ratio(1)	56.87%	56.97%	56.37%	59.18%	58.23%	56.75%	58.84%
Noninterest income(1)/ avg assets*	0.81%	0.85%	0.74%	0.73%	0.73%	0.80%	0.76%
Noninterest expense(1)/ avg assets*	2.47%	2.45%	2.33%	2.45%	2.40%	2.42%	2.41%
Net interest margin	3.83%	3.78%	3.72%	3.68%	3.64%	3.78%	3.61%
Equity to assets	9.01%	9.15%	8.13%	7.37%	7.55%
Tier one leverage	7.26%	7.59%	7.38%	7.14%	7.26%
Tangible capital ratio	5.78%	5.93%	5.48%	5.40%	5.51%

(1)	Noninterest income excludes gains(losses) on sale of securities and gain on sale of branches. Noninterest expense excludes net losses related to the early extinguishment of debt.

(2)	Other income includes nonrecurring gains on the sale of properties held for sale and certain other assets totalling $84,000, $2.8 million, $486,000 and $1.7 million in the 3rd quarter of 2005, the 2nd quarter of 2005, the 1st quarter of 2005 and the 4th quarter of 2004, respectively.

*	Annualized

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CONDITION (Unaudited)

STATEMENTS OF CONDITION (2) (Dollars in thousands)	Sept 30, 2005	June 30, 2005	Mar 31, 2005	Dec 31, 2004	Sept 30, 2004
Assets:
Cash and due from banks	$427,263	$413,885	$413,969	$334,470	$335,836
Interest-bearing deposits in banks, federal funds sold & securities purchased under agreements to resell	715,674	689,303	529,522	269,898	273,723
Securities available for sale and investment securities	2,969,998	3,080,567	3,694,604	3,653,554	3,527,018
Loans held for sale	799,970	751,231	648,643	678,496	508,317
Total loans, net:
Mortgage warehouse loans	526,967	713,254	663,619	1,114,923	1,050,990
All other loans	14,196,682	13,864,136	12,759,922	11,742,888	11,511,363
Less: Allowance for loan losses	(168,324)	(166,050)	(153,634)	(148,802)	(147,058)

Loans, net	14,555,325	14,411,340	13,269,907	12,709,009	12,415,295
Premises and equipment, net	304,894	299,772	278,791	270,236	268,249
Intangible assets, net	723,425	716,903	560,522	394,140	392,560
Bank owned life insurance	342,380	338,820	335,353	315,739	212,290
Accrued interest and other assets	275,998	282,487	269,898	271,608	258,011

Total Assets	$21,114,927	$20,984,308	$20,001,209	$18,897,150	$18,191,299

Liabilities and Shareholders’ Equity:
Non-interest bearing transaction accounts	$3,166,273	$3,114,321	$2,958,496	$2,468,529	$2,367,167
Interest-bearing transaction accounts	5,782,269	5,772,340	5,308,417	5,077,509	4,971,473

Total non-time deposits	8,948,542	8,886,661	8,266,913	7,546,038	7,338,640
Time deposits	6,317,252	5,260,074	4,713,230	4,315,645	4,041,032

Total deposits	15,265,794	14,146,735	12,980,143	11,861,683	11,379,672
Short-term borrowings	1,659,174	3,083,688	3,009,567	3,258,935	3,040,713
Long-term debt	2,193,317	1,750,994	2,291,977	2,271,758	2,332,073
Other liabilities	94,218	83,258	94,325	111,159	65,054

Total liabilities	19,212,503	19,064,675	18,376,012	17,503,535	16,817,512
Total shareholders’ equity	1,902,424	1,919,633	1,625,197	1,393,615	1,373,787

Total Liabilities and Shareholders’ Equity	$21,114,927	$20,984,308	$20,001,209	$18,897,150	$18,191,299

Common Shares Issued	155,550,888	155,336,221	145,627,339	133,823,776	133,617,232
Common Shares Outstanding	154,190,961	155,336,221	145,627,339	133,823,776	133,617,232

(2)	Certain reclassifications have been made to prior period amounts to conform to current presentations.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

	Three Months Ended
AVERAGE VOLUME AND RATES (1) (unaudited) (Dollars in thousands)	Sept 30, 2005			June 30, 2005			Sept 30, 2004
	Average Volume	Interest	Rate	Average Volume	Interest	Rate	Average Volume	Interest	Rate
Assets:
All other loans, net of unearned income(3)	$13,912,490	$238,124	6.80%	$13,277,037	$214,624	6.48%	$11,344,719	$160,229	5.62%
Mortgage warehouse loans	758,549	10,919	5.71%	692,234	8,764	5.08%	1,035,679	10,544	4.05%
Loans held for sale(3)	1,011,722	14,410	5.65%	628,435	8,073	5.13%	468,791	5,018	4.26%
Investment securities and securities available for sale(3)	3,035,280	34,589	4.56%	3,776,556	43,223	4.58%	3,496,493	39,744	4.55%
Other interest-earning assets	841,131	10,454	4.93%	444,756	4,799	4.33%	119,261	807	2.69%

Total interest-earning assets(2)	19,559,172	$308,496	6.27%	18,819,018	$279,483	5.95%	16,464,943	$216,342	5.24%
Nonearning assets(3)	1,853,244			1,743,684			1,265,714

Total assets	$21,412,416			$20,562,702			$17,730,657

Liabilities and Shareholders’ Equity:
Interest-bearing non-time deposits	$5,801,845	$25,747	1.76%	$5,477,064	$19,729	1.44%	$4,913,023	$11,709	0.95%
Time deposits	5,881,314	50,536	3.41%	5,000,161	38,720	3.11%	4,002,410	25,044	2.49%
Short-term borrowings	2,769,154	22,359	3.20%	2,930,500	19,797	2.71%	2,822,341	9,780	1.38%
Long-term debt(3)	1,834,780	21,482	4.65%	2,261,021	23,443	4.16%	2,289,851	19,543	3.40%

Total interest-bearing liabilities	16,287,093	$120,124	2.93%	15,668,746	$101,689	2.60%	14,027,625	$66,076	1.87%
Noninterest-bearing demand deposits	3,102,800			3,011,366			2,275,652
Other liabilities(3)	116,976			99,187			104,620

Total liabilities	19,506,869			18,779,299			16,407,897
Shareholders’ equity	1,905,547			1,783,403			1,322,760

Total liabilities and shareholders’ equity	$21,412,416			$20,562,702			$17,730,657

Rate differential			3.34%			3.35%			3.37%

Net yield on interest-earning assets		$188,372	3.83%		$177,794	3.78%		$150,266	3.64%

(1)	Certain reclassifications have been made to prior period amounts to conform to current presentations.

(2)	Interest earned and average rates on obligations of states and political subdivisions are reflected on a tax equivalent basis. Tax equivalent interest earned is: actual interest earned times 145%. The taxable equivalent adjustment has given effect to the disallowance of interest expense deductions, for federal income tax purposes, related to certain tax-free assets.

(3)	Unrealized gains(losses) on available for sale securities and the adjustments for mark to market valuations on hedged assets and liabilities have been classified in either nonearning assets or other liabilities. All quarters presented reflect this presentation.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

	Nine Months Ended September 30,
AVERAGE VOLUME AND RATES (1)	2005			2004
(unaudited) (Dollars in thousands)	Average Volume	Interest	Rate	Average Volume	Interest	Rate
Assets
All other loans, net of unearned income(3)	$13,141,515	$639,215	6.50%	$10,959,787	$453,935	5.53%
Mortgage warehouse loans	806,168	31,050	5.15%	1,013,169	30,426	4.01%
Loans held for sale(3)	787,729	32,014	5.43%	443,810	15,986	4.81%
Investment securities and securities available for sale(3)	3,547,781	121,567	4.57%	3,339,372	113,643	4.54%
Other interest-earning assets	540,759	18,397	4.55%	83,426	1,298	2.08%

Total interest-earning assets(2)	18,823,952	$842,243	5.98%	15,839,564	$615,288	5.19%
Nonearning assets(3)	1,705,727			1,203,669

Total assets	$20,529,679			$17,043,233

Liabilities and Shareholders’ Equity:
Interest bearing non-time deposits	$5,497,785	$59,804	1.45%	$4,501,674	$30,038	0.89%
Time deposits	5,145,257	120,738	3.14%	3,959,890	73,643	2.48%
Short-term borrowings	2,984,635	60,803	2.72%	2,833,477	23,914	1.13%
Long-term debt(3)	2,134,492	67,689	4.24%	2,259,352	59,699	3.53%

Total interest-bearing liabilities	15,762,169	$309,034	2.62%	13,554,393	$187,294	1.85%
Noninterest-bearing demand deposits	2,921,170			2,126,480
Other liabilities(3)	109,058			107,314

Total liabilities	18,792,397			15,788,187
Shareholders’ equity	1,737,282			1,255,046

Total liabilities and shareholders’ equity	$20,529,679			$17,043,233
Rate differential			3.36%			3.34%
Net yield on interest-earning assets		$533,209	3.78%		$427,994	3.61%

(1)	Certain reclassifications have been made to prior period amounts to conform to current presentations.

(2)	Interest earned and average rates on obligations of states and political subdivisions are reflected on a tax equivalent basis. Tax equivalent interest earned is: actual interest earned times 145%. The taxable equivalent adjustment has given effect to the disallowance of interest expense deductions, for federal income tax purposes, related to certain tax-free assets.

(3)	Unrealized gains(losses) on available for sale securities and the adjustments for mark to market valuations on hedged assets and liabilities have been classified in either nonearning assets or other liabilities. All quarters presented reflect this presentation.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

NONPERFORMING ASSETS (unaudited)

NONPERFORMING ASSETS (Dollars in thousands)	Sept 30, 2005	June 30, 2005	Mar 31, 2005	Dec 31, 2004	Sept 30, 2004
Nonaccrual loans	$28,814	$23,845	$28,996	$26,983	$32,159
Restructured loans	164	173	182	191	233

Total nonperforming loans	28,978	24,018	29,178	27,174	32,392
Other real estate owned	5,747	4,245	8,229	9,865	9,286
Loans held for sale	1,225	1,225	1,262	—	—

Total nonperforming assets	$35,950	$29,488	$38,669	$37,039	$41,678

Aggregate loans contractually past due 90 days for which interest is being accrued	$7,042	$6,720	$5,651	$8,096	$11,627
Total charge-offs	$22,715	$17,523	$10,529	$29,811	$24,853
Total recoveries	(6,668)	(5,210)	(3,514)	(6,213)	(4,899)

Net charge-offs:
Year to date	$16,047	$12,313	$7,015	$23,598	$19,954
Quarter to date	$3,734	$5,298	$7,015	$3,644	$7,095

RATIOS
Period end:
Total nonperforming assets as a percent of net loans and other nonperforming assets	0.24%	0.20%	0.29%	0.29%	0.33%
Allowance as a percent of nonperforming assets	468%	563%	397%	402%	353%
Allowance as a percent of nonperforming loans	581%	691%	527%	548%	454%
Net charge-offs as a percent of average net loans:
Quarter to date (annualized)	0.10%	0.15%	0.21%	0.12%	0.23%
Year to date (annualized)	0.15%	0.18%	0.21%	0.19%	0.22%